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EXHIBIT 99.1

Contact:	Paul Donnelly	Molly Kelly
	Viewlocity, Inc.	Porter Novelli
	(978) 433-0868	617-450-4300
	pdonnelly@viewlocity.com	molly.kelly@pnicg.com

Viewlocity, Inc. Announces First Quarter Results

Revenues Up; Costs Down

ATLANTA (May 2, 2003)—Viewlocity, Inc. (OTCBB:VLCY) today announced results for the first quarter ended March 31, 2003.

The company announced revenue for the first quarter of $4.9 million, an increase of 90% over revenue of $2.6 million for the fourth quarter of 2002. The company's net loss for the first quarter decreased to $3.7 million, or $0.70 per share, as compared with a net loss of $6.9 million, or $2.40 per share, for the previous quarter. Contributions for the significantly improved performance in the first quarter came from all major geographical regions in which Viewlocity operates—North America, Europe, and Asia/Pacific.

Revenue for the first quarter of 2002 was $0.5 million and the loss from continuing operations for that period was $7.3 million, or $149.08 per share. Net income for the first quarter of 2002 was $6.0 million, or $123.11 per share, which included income from discontinued operations of $13.3 million, or $272.19 per share, primarily resulting from the gain on the sale of the company's enterprise application integration business.

Company Achieves Significant Financial Progress

"During the first quarter the expected cost savings from the SynQuest merger have really materialized," said Viewlocity's CFO Allen Plunk. "We moved very quickly to capitalize on the synergies and are now seeing the benefits."

Viewlocity's CEO, Jeffrey Simpson agrees: "The company had a very aggressive plan for cutting costs while increasing revenues in the quarter and I am very pleased that we've been able to achieve that goal." Simpson sees an even greater opportunity for the future: "The best employees in the industry, customer driven product innovation, and high value, market leading solutions will continue to differentiate the company in a difficult business environment. We anticipate a continued decline in costs for the second quarter and expect to continue narrowing the gap toward profitability."

Viewlocity offers solutions for specific business problems faced by companies with complex supply chains, such as the automotive, high-tech, and retail industries. These solutions, in the areas of Inbound Logistics, Distributed Inventory and Fulfillment, Aftermarket and Field Services, and Outsourced Manufacturing and Distribution, are generating significant interest among large global companies as well as the analysts following the industry. The company believes that the trend to outsource manufacturing and logistics and the need to cope with increasingly complex supply chains will be pervasive in 2003.

Viewlocity continues to deliver some of the most robust and innovative products for this market. Version 4.2 of the company's flagship SWA product, which recently debuted, includes groundbreaking new features such as: Supplier Performance Management; Two-Way Wireless Communication; Data Cleansing; and Adaptive Supply Chain Execution support.

About Viewlocity

Viewlocity is a leading provider of adaptive supply chain management software. The company's solutions combine financially optimized supply chain planning with adaptive execution to detect and respond to potential problems and opportunities as they occur, enabling companies to operate with more speed, efficiency, and flexibility than ever before. Viewlocity's customers experience dramatic improvements in on-time fulfillment, transportation and inventory costs, and operations as a result of implementing Viewlocity's software. For more information, call (877) 512-8900 or visit our website at www.viewlocity.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include fluctuations in global economic conditions, the integration of acquisitions and achievement of expected cost savings, entry into markets with vigorous competition, market acceptance of new products and our product strategy, delays in product development and related product release schedules, our ability to achieve positive operating cash flow, possible disruption in commercial activities due to terrorist activity and an armed conflict, our ability to obtain financing and capital on commercially reasonable terms, and litigation. Further information regarding risks and uncertainties associated with Viewlocity's business is contained in the "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors" sections of Viewlocity's SEC filings, including, but not limited to its annual report on Form 10-K, quarterly reports on From 10-Q, proxy statements and current reports on Form 8-K.

These forward-looking statements speak only as of the date they are made, and Viewlocity undertakes no obligation to update or revise them in light of new information or future events.

VIEWLOCITY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)

	December 31, 2002	March 31, 2003
		(Unaudited)
ASSETS
Cash and cash equivalents	$15,152	$8,677
Accounts receivable, net	6,689	5,300
Other receivables	464	457
Prepaid expenses and other current assets	539	757

Total current assets	22,844	15,191
Property and equipment, net	2,017	1,546
Goodwill	9,341	9,341
Other intangible assets, net	8,140	7,621
Other non current assets	1,150	1,217

Total assets	$43,492	$34,916

LIABILITIES AND EQUITY
Accounts payable	$4,045	$2,660
Short-term debt	3,014	3,014
Current portion of capital lease obligations	1,019	1,021
Current portion of restructuring reserve	1,897	1,428
Accrued expenses	4,293	2,265
Deferred revenue	5,239	4,564

Total current liabilities	19,507	14,952
Capital lease obligations, less current portion	433	220
Long-term debt	6,500	6,500
Restructuring reserve, less current portion	1,329	798
Other non-current liabilities	303	679

Total liabilities	28,072	23,149
Commitments and contingencies
Stockholders' equity
Series A convertible preferred stock: $.01 par value; 14,850 shares authorized; 11,133 shares issued and outstanding at December 31, 2002 and March 31, 2003	25,858	25,858
Common stock: $.01 par value; 100,000 shares authorized; 5,894 shares issued and outstanding at December 31, 2002 and March 31, 2003	59	59
Additional paid in capital	175,378	175,378
Accumulated deficit	(185,523)	(189,189)
Accumulated other comprehensive loss	(352)	(339)

Total stockholders' equity	15,420	11,767

Total liabilities and stockholders' equity	$43,492	$34,916

VIEWLOCITY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the three months ended March 31, 2002 and 2003 (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2002	2003
	(Unaudited)
Revenue
License	$63	$1,046
Support	115	1,540
Services	320	2,355

Total revenue	498	4,941
Cost of revenue
License	—	28
Support	—	285
Services	476	2,141
Amortization of acquired technology	—	398

Total cost of revenue	476	2,852

Gross profit	22	2,089
Operating expenses
Sales and marketing	3,609	2,079
Research and development	1,524	1,747
General and administrative	1,000	1,073
Restructuring and other, net	—	10
Depreciation and amortization	786	604

Total operating expenses	6,919	5,513

Operating loss	(6,897)	(3,424)
Minority interest in net loss of subsidiary	115	—
Other income / (expense), net	(504)	(242)

Loss from continuing operations before income taxes	(7,286)	(3,666)
Income tax benefit (provision)	—	—

Loss from continuing operations	$(7,286)	$(3,666)

Discontinued operations
Loss from operations of integration business	(1,110)	—
Income tax benefit	9	—
Gain from sale of integration business	14,404	—

Income from discontinued operations	13,303	—

Net income (loss)	$6,017	$(3,666)
Preferred stock dividends	—	(487)

Net income (loss) attributable to common stockholders	$6,017	$(4,153)

Basic and diluted net income (loss) per share
Continuing operations	$(149.08)	$(0.70)
Discontinued operations	272.19	—

Basic and diluted net income (loss) per share	$123.11	$(0.70)

Weighted average shares	48,874	5,893,654

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Viewlocity, Inc. Announces First Quarter Results